                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION




                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                          Webster Financial Corporation

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
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    ----------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
                               -------------------------------------------------

    2) Form, Schedule or Registration Statement No.:
                                                     ---------------------------

    3) Filing Party:
                     -----------------------------------------------------------

    4) Date Filed:
                   -------------------------------------------------------------

                                 [Webster Logo]

                                                                  March 21, 2003

TO THE SHAREHOLDERS OF
WEBSTER FINANCIAL CORPORATION:

                You are cordially invited to attend the Webster Financial Corporation Annual Meeting of Shareholders to be held on Thursday, April 24, 2003, at 4:00 p.m., at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702.

                At the Annual Meeting, you will be asked: (i) to elect three directors to serve for three-year terms; (ii) to amend Webster's 1992 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder by 2,200,000 shares and to extend the term of the 1992 Stock Option Plan to March 20, 2013, (iii) to approve the Qualified Performance-Based Compensation Plan for an additional five year term; (iv) to ratify the appointment of KPMG LLP as independent auditors of Webster for the year ending December 31, 2003; and (v) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

                The Board of Directors unanimously recommends that you vote FOR the election of all the Board's nominees for election as directors and FOR each of the other proposals listed above. We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 2002 annual report to shareholders.

                It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your common shares via a toll-free telephone number or on the Internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. If you attend the meeting and prefer to vote in person, you may do so.

                                            Sincerely,



                                            /s/ JAMES C. SMITH
                                            James C. Smith
                                            Chairman and Chief Executive Officer

                          WEBSTER FINANCIAL CORPORATION
                                  WEBSTER PLAZA
                          WATERBURY, CONNECTICUT 06702
                                 (203) 753-2921

                       ---------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 2003

                       ---------------------------------



TO THE SHAREHOLDERS OF
WEBSTER FINANCIAL CORPORATION:

                NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Webster Financial Corporation ("Webster") will be held on Thursday, April 24, 2003, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, for the following purposes:

                1. Election of Directors. To elect three directors to serve for three-year terms (Proposal 1);

                2. Amendment of 1992 Stock Option Plan. To amend Webster's 1992 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder and to extend the term of the Plan (Proposal
2);

                3. Approval of Qualified Performance-Based Compensation Plan. To approve the Qualified Performance-Based Compensation Plan for an additional five year term (Proposal 3);

                4. Ratification of Appointment of Auditors. To ratify the appointment by the Board of Directors of KPMG LLP as independent auditors of Webster for the fiscal year ending December 31, 2003 (Proposal 4); and

                5. Other Business. To transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of Webster's Board of Directors.

                The Board of Directors has fixed the close of business on March 4, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments of the meeting.

                                            By order of the Board of Directors




                                            /s/ JAMES C. SMITH
                                            James C. Smith
                                            Chairman and Chief Executive Officer

Waterbury, Connecticut
March 21, 2003

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

                          WEBSTER FINANCIAL CORPORATION
                                  WEBSTER PLAZA
                          WATERBURY, CONNECTICUT 06702
                                 (203) 753-2921

                              --------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 2003

                              --------------------


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

                This Proxy Statement (the "Proxy Statement") is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation ("Webster" or the "Corporation"), as part of the solicitation of proxies by its Board of Directors from holders of its outstanding shares of common stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 24, 2003, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702 (the "Annual Meeting") and at any adjournments of the meeting. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 21, 2003.

                The Annual Meeting has been called for the following purposes:
(i) to elect three directors to serve for three-year terms (Proposal 1); (ii) to amend Webster's 1992 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder by 2,200,000 shares and to extend the term of the Plan (Proposal 2); (iii) to approve the Qualified Performance-Based Compensation Plan for an additional five year term (Proposal
3); (iv) to ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of Webster for the year ending December 31, 2003 (Proposal 4); and (v) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

                If you vote using the enclosed form of proxy, your shares will be voted in accordance with the instructions indicated. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE BOARD'S NOMINEES AS DIRECTORS, FOR THE AMENDMENT OF THE 1992 STOCK OPTION PLAN, FOR THE APPROVAL OF THE QUALIFIED PERFORMANCE-BASED COMPENSATION PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF WEBSTER'S INDEPENDENT AUDITORS. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which Webster did not have notice at least 30 days prior to the date of the Annual Meeting.

                The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder's proxy. A shareholder may, however, revoke a proxy at any time before it is voted (i) by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Terrence K. Mangan, Senior Vice President, Investor Relations, Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702, (ii) by re-voting by telephone or on the Internet, or (iii) by attending the Annual Meeting and voting in person.

                The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses incurred in that connection. Webster also has retained Morrow & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,000, plus reimbursement of certain out-of-pocket expenses.

                WHO CAN VOTE. The securities which can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on March 4, 2003 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 11,041 holders of record of the 45,613,072 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

                VOTING. If your Common Stock is held by a broker, bank or other nominee (i.e., in "street name"), you should receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock:

                - by using the toll-free telephone number listed on the proxy card,
                -       by using the Internet website listed on the proxy card,
                - by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or
                -       by attending the Annual Meeting and voting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

                Vote by Telephone. If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote your shares of Common Stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 8:00 a.m. (E.D.T.) on April 24, 2003. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using the individual control numbers on your proxy card. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

                Vote by Internet. If you hold your Common Stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 8:00 a.m. (E.D.T.) on April 24, 2003. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

                Vote by Mail. You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

                The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for the election of directors and the ratification of the appointment of the Corporation's independent auditors. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to amend the 1992 Stock Option Plan, to approve the Qualified Performance-Based Compensation Plan, and to ratify the appointment of the Corporation's independent auditors. Shareholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

                A copy of our annual report to shareholders for the fiscal year ended December 31, 2002 and a copy of our annual report on Form 10-K accompany this Proxy Statement. WEBSTER IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR ITS 2002 FISCAL YEAR WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE FORM 10-K BY WRITING TO TERRENCE K. MANGAN, SENIOR VICE PRESIDENT, INVESTOR RELATIONS, WEBSTER FINANCIAL CORPORATION, WEBSTER PLAZA, WATERBURY, CONNECTICUT 06702. OUR 2002 ANNUAL REPORT TO SHAREHOLDERS AND OUR FORM 10-K ALSO ARE AVAILABLE ON OUR WEBSITE, WWW.WBST.COM.



                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

                At the Annual Meeting, three directors will be elected to serve for three-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

                John F. McCarthy, whose term ends as of the Annual Meeting, will be retiring from the Board of Directors as of the date of the Annual Meeting, but will continue to serve as a member of the Board of Directors of the Bank for two years. The Board of Directors greatly appreciates the service and contributions of Mr. McCarthy to the success of Webster.

                The Board of Directors currently consists of 9 members, and is divided into three classes, of three directors, respectively. The term of office of only one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified.

INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

                The following table sets forth the names of the Board of Directors' nominees for election as directors and the current directors of Webster. Also set forth is certain other information with respect to each such person's age at December 31, 2002, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank.

                                                                 POSITIONS
                                                                 HELD WITH
                           AGE AT      DIRECTOR    EXPIRATION    WEBSTER AND       COMMITTEE
                          12/31/2002   SINCE       OF TERM       WEBSTER BANK      MEMBERSHIP
                          ----------   -----       -------       ------------      ----------

DIRECTOR NOMINEES FOR
A THREE-YEAR TERM:
------------------
Robert A. Finkenzeller      52         1986        2003          Director          Audit; Nominating and Corporate
                                                                                   Governance

Roger A. Gelfenbien*        59           *           *              *                  *

Michael G. Morris           56         2000        2003          Director          Executive; Audit



DIRECTORS:
----------

Joel S. Becker              54         1986        2004          Director          Compensation


William T. Bromage          57         2001        2004          President, Chief      --
                                                                 Operating
                                                                 Officer and
                                                                 Director;
                                                                 Vice Chairman
                                                                 of Webster Bank

George T. Carpenter         62         1998        2005          Director          Executive; Compensation

John J. Crawford            58         1996        2005          Director          Executive; Nominating and
                                                                                   Corporate Governance;
                                                                                   Compensation (Chairman)

C. Michael Jacobi           60         1993        2005          Director          Executive; Audit (Chairman)

John F. McCarthy**          62         1998        2003          Director          Audit; Nominating and Corporate
                                                                                   Governance (Chairman)

James C. Smith              53         1986        2004          Chairman,         Executive (Chairman)
                                                                 Chief Executive
                                                                 Officer and
                                                                 Director

--------------------------------------------------------------------------------
*     New Director Nominee
**    Retiring Director of Webster

                JOEL S. BECKER is Chairman of the Board and Chief Executive Officer of Torrington Supply Co., Inc., a Waterbury, Connecticut based wholesale distributor of plumbing, heating, and industrial pipe valve and fitting supplies to contractors and industry. Mr. Becker is a member of the Compensation Committee.

                WILLIAM T. BROMAGE is President, Chief Operating Officer and a director of Webster and Webster Bank and Vice Chairman of Webster Bank. Mr. Bromage was elected President in April 2000 and Chief Operating Officer in January 2002. From September 1999 to April 2000, he served as Senior Executive Vice President -- Business Banking and Corporate Development of Webster and Webster Bank. From May 1996 to August 1999, Mr. Bromage served as Executive Vice President -- Business Banking of Webster and Webster Bank. Prior to joining Webster, he was a Consultant at Aetna Life & Casualty in Hartford, Connecticut from 1995 to March 1996. Before his association with Aetna, he was Executive Vice President in Credit Administration at Shawmut National Corporation since 1990 and had served Shawmut in other positions since 1969.

                GEORGE T. CARPENTER has been President and Treasurer of S. Carpenter Construction Co. and Carpenter Realty Co. since 1977, which firms are headquartered in Bristol, Connecticut. Mr. Carpenter is a director of the Barnes Group, Inc., a manufacturer of springs and aircraft parts and a distributor of automobile parts, which is headquartered in Bristol, Connecticut. Prior to the acquisition of Eagle by Webster in April 1998, Mr. Carpenter served as a director of Eagle since 1988 and a director of Eagle Bank or one of its predecessors since 1972. Mr. Carpenter is a member of the Executive Committee, and the Compensation Committee.

                JOHN J. CRAWFORD is President of Strategem LLC, a newly formed company which provides consulting services to the business and not-for-profit community on business and financial strategies. Mr. Crawford served as President, Chief Executive Officer and a director of Aristotle Corporation, a New Haven, Connecticut based education training company, from October 1992 through December 2003. Mr. Crawford continues to serve on the Board of Directors of Aristotle Corporation. From 1994 until December 2000, he served as President and Chief Executive Officer of the South Central Connecticut Regional Water Authority, New Haven, Connecticut. From 1990 until October 1992, Mr. Crawford was President and Chief Executive Officer of First Constitution Bank, which was acquired by Webster Bank in October 1992. Subsequent to that acquisition and until April 1996, Mr. Crawford served as a consultant to Webster Bank. Mr. Crawford is Chairman of the Compensation Committee, and a member of the Executive Committee, and the Nominating and Corporate Governance Committee.

                ROBERT A. FINKENZELLER is President of Eyelet Crafters, Inc., a Waterbury, Connecticut based company that manufactures deep drawn metal parts for the cosmetics, writing instrument and drapery hardware fields. Mr. Finkenzeller is a member of the Audit Committee, and the Nominating and Corporate Governance Committee.

                ROGER A. GELFENBIEN was the Managing Partner in Andersen Consulting's (now Accenture) Hartford, Connecticut office from 1989 until his retirement in 1999. He joined Andersen Consulting as a manager in 1978 and was promoted to partner in 1983. His experience with Andersen Consulting included participation on engagements for several State of Connecticut agencies, local governments, insurance companies and banks. Mr. Gelfenbien was Comptroller of the City of Bridgeport from 1971 through 1975, and for three years was director of planning and financial services of a major Hartford insurance company. Prior to that, he was with Ernst & Ernst (now Ernst & Young). Mr. Gelfenbien is a certified public accountant. He is Chairman of the University of Connecticut Board of Trustees and has participated in the development of UConn 2000, a major state-funded capital program with the purpose of revitalizing the University and its main campus. He is the former Chairman of the University's Foundation. Mr. Gelfenbien is a past President of the Greater Hartford Jaycees, and served as the 1996 Honorary Chairman of the Canon Greater Hartford Open. He has served as a member of the board of directors of the Greater Hartford Chamber of Commerce.

                C. MICHAEL JACOBI is President, Chief Executive Officer and a director of Katy Industries, Inc., a public company headquartered in Middlebury, Connecticut engaged in the design, manufacture and distribution of maintenance and electrical products, and a member of the board of directors of KINO Holdings, Inc., a privately held company headquartered in Garrett, Indiana engaged in the design, manufacture and distribution of electronic training products for sporting dogs and pet companion dogs under the brand names Innotek and Invisible Fence. Mr. Jacobi has been associated with Katy Industries since June 2001 and with KINO Holdings since August 2000. From October 1999 until April 2000 he was Chairman of Timex Watches Limited (India), a public company headquartered in New Delhi, India and from July 1999 until April 2000 he was Chairman and Chief Executive Officer of Beepware Paging Products, L.L.C., Waterbury, Connecticut, a company jointly owned by Timex Corporation and Motorola, Inc. Mr. Jacobi served as President and Chief Executive Officer of Timex Corporation, headquartered in Middlebury, Connecticut from December 1993 to August 1999. Mr. Jacobi is a certified public accountant. He is a member of the board of directors and chairman of the audit committee of Corrections Corporation of America (CCA), a publicly held company headquartered in Nashville, Tennessee engaged in the ownership and management of prisons for the federal, state and local governments. Mr. Jacobi is Chairman of the Audit Committee, and a member of the Executive Committee.

                JOHN F. MCCARTHY has been the President of J&M Sales Co., Inc., a Torrington, Connecticut based beverage distributorship since 1970 and President of Alliance Beverage Company, Wallingford, Connecticut since 2002. From 1979 to December 2002, he was the Vice President of Thames River Recycling Co. in Middletown, Connecticut. Prior to the acquisition of Eagle by Webster in April 1998, Mr. McCarthy served as a director of Eagle since 1986 and a director of Eagle Bank or one of its predecessors since 1984. Mr. McCarthy is Chairman of the Nominating and Corporate Governance Committee, and a member of the Audit Committee.

                MICHAEL G. MORRIS is Chairman, President and Chief Executive Officer of Northeast Utilities, an electric utility holding company headquartered in Berlin, Connecticut. From 1994 until August 1997, Mr. Morris was President and Chief Executive Officer of Consumers Energy Company, a natural gas and electric utility in Dearborn, Michigan. Mr. Morris is a director of the Edison Electric Institute, the American Gas Association, Nuclear Electric Insurance Limited, St. Francis Care, Inc., Connecticut Business & Industry Association, and the Spinnaker Exploration Co. Mr. Morris is also a regent of Eastern Michigan University. Mr. Morris is a member of the Executive Committee, and the Audit Committee.

                JAMES C. SMITH is Chairman, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chairman in 1995 and Chief Executive Officer in 1987. Mr. Smith joined Webster Bank in 1975, and was elected President, Chief Operating Officer and a director of Webster Bank in 1982 and of Webster in 1986. Mr. Smith served as President of Webster and Webster Bank until April 2000. Mr. Smith, who served as a member of the Board of Directors of the American Bankers Association until December 2002, is Chairman of the Corporate Governance Task Force of the American Bankers Association. He is a director of MacDermid, Incorporated (NYSE: MRD), a manufacturer and wholesaler of specialty chemical products, and St. Mary's Hospital, both of Waterbury, Connecticut. Mr. Smith is co-chair of the Governor's Council on Economic Competitiveness and Technology in Connecticut, and is active in numerous community and economic development organizations. Mr. Smith is Chairman of the Executive Committee.

CERTAIN BOARD COMMITTEES; NOMINATIONS BY SHAREHOLDERS

                The Board of Directors has appointed a standing Audit Committee that oversees the Corporation's financial reporting process, the system of internal financial and accounting controls, the audit process and compliance with applicable laws and regulations. The Audit Committee reviews the Corporation's annual financial statements, including management's discussion and analysis, and regulatory examination findings. The Audit Committee recommends the appointment of independent auditors and is responsible for the oversight of the Corporation's independent auditors. A copy of the Audit Committee's charter which has been adopted by the Board of Directors is attached at the end of this Proxy Statement. During 2002, the Audit Committee held five meetings. The members of the Audit Committee currently are Messrs. Jacobi (Chairman), Finkenzeller, McCarthy and Morris. Each of the members of the Audit Committee meets the independence requirements of the rules of the New York Stock Exchange and applicable rules and regulations of the Securities and Exchange Commission.

                The Board of Directors has appointed a Compensation Committee, formerly named the Personnel Resources Committee. The Compensation Committee reviews employee compensation on an annual basis and makes recommendations to the non-employee members of the Board of Directors regarding compensation. The Committee also makes recommendations to the non-employee members of the Board of Directors concerning long-term incentive awards. All recommendations of the Compensation Committee regarding the compensation and long-term incentive awards of executive officers are subject to approval by the non-employee members of Webster's Board of Directors which has ultimate responsibility over such matters. During 2002, the Compensation Committee held three meetings. The members of the Compensation Committee currently are Messrs. Crawford (Chairman), Becker, and Carpenter and Dr. Bizzozero. Dr. Bizzozero is a member of the Board of Directors of Webster Bank.

                In 2002, the Stock Option Committee made determinations concerning the granting of stock options and restricted stock under Webster's 1992 Stock Option Plan and administered Webster's Qualified Performance-Based Compensation Plan. During 2002, the Stock Option Committee held seven meetings. The members of the Stock Option Committee, which consisted of all non-employee directors of the Corporation, were Messrs. Crawford (Chairman), Becker, Carpenter, Finkenzeller, Jacobi, McCarthy and Morris. Beginning in 2003, the Compensation Committee will perform the duties formerly assigned to the Stock Option Committee, except that all recommendations of the Compensation Committee regarding the compensation and long-term incentive awards of executive officers are subject to approval by the non-employee members of Webster's Board of Directors which has ultimate responsibility over such matters.

                During 2002, Webster held eight meetings of its Board of Directors. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board of Directors during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the individual served during the period that the individual served.

                The Board has appointed a Nominating and Corporate Governance Committee that has overall responsibility for recommending corporate governance process and board operations for the Corporation. The Nominating and Corporate Governance Committee identifies director candidates, reviews the qualifications and experience of each person considered as a nominee for election or reelection as a director, and recommends director nominees to fill vacancies on the Board and for approval by the Board of Directors and the shareholders. During 2002, the Nominating and Corporate Governance Committee held three meetings. The members of the Nominating and Corporate Governance Committee are Messrs. McCarthy (Chairman), Crawford, Finkenzeller, and Gerwig. Mr. Gerwig is a member of the Board of Directors of Webster Bank.

                In connection with the 2003 Annual Meeting, the Nominating and Corporate Governance Committee met two times. Webster's Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on February 18, 2003 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission on February 24, 2003. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 13 of the Corporation's Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

                THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF ITS DIRECTOR NOMINEES.


EXECUTIVE COMPENSATION

                The following table sets forth the compensation paid by Webster or Webster Bank for services rendered in all capacities to Webster and its subsidiaries during 2002, 2001, and 2000 to the Chief Executive Officer of Webster and to each of the other four most highly compensated executive officers of Webster serving at December 31, 2002 (the "named executive officers"). Webster has not granted any stock appreciation rights to its executive officers.

                                          SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                         COMPENSATION AWARDS
                                                                       -------------------------
                                              ANNUAL COMPENSATION
                                           -------------------------
                                                                                             Securities
Name and                                                                  Restricted Stock   Underlying     All Other
Principal Positions                 Year   Salary ($)      Bonus ($)(a)   Award(s) ($) (b)   Options (#)    Compensation ($)(d)
-------------------                 ----   ----------      ------------   ----------------   -----------    -------------------
James C. Smith.................     2002   $ 619,000       $  557,100     $   324,513           62,525      $   77,052
  Chairman, Chief Executive         2001     595,000          693,800         748,035 (c)       61,975          76,798
  Officer and Director.             2000     595,000          660,400         282,844          247,925          70,449

William T. Bromage.............     2002   $ 359,000       $  269,300     $   156,842           30,219      $   38,854
  President and Chief               2001     345,000          338,200         378,750 (c)       29,950          35,736
  Operating
  Officer and Director.             2000     329,423 (e)      327,600         136,860          129,800          28,912

William J. Healy...............     2002   $ 286,000       $  200,200     $    99,959           19,259      $   25,534
  Executive Vice President and      2001     194,617 (f)      238,700         266,197           34,100           9,082
  Chief Financial Officer           2000       --               --              --                --              --

Peter K. Mulligan..............     2002   $ 260,000       $  238,400     $   147,262           17,508      $   28,891
  Senior Executive Vice             2001     250,000          225,100         218,813 (c)       17,350          28,320
  President -- Retail               2000     231,854 (e)      213,800          79,265           69,450          24,170
  Banking......................

Ross M. Strickland.............     2002   $ 216,300       $  219,100     $   116,276            7,283      $   26,030
  Executive Vice President--        2001     216,300          199,200         124,674 (c)        7,500          32,983
  Consumer Finance.............     2000     216,300          157,100          34,215            7,500          30,697
  Webster Bank

-----------------------------

(a) Mr. Smith received a bonus under the Qualified Performance-Based Compensation Plan of $557,100, the target amount. Messrs. Bromage, Healy, Mulligan and Strickland received bonuses under the Annual Incentive Plan of $269,300, $200,200, $238,400 and $219,100, respectively. The target bonus is paid in cash and the balance is paid in restricted stock.

                                  2002 BONUSES
                                  ------------
                             (DOLLARS IN THOUSANDS)

                                                              RESTRICTED
                                          TOTAL    CASH         STOCK
       NAME          TARGET %  TARGET $   BONUS   PAYMENT      PAYMENT
       ----         ---------  --------   -----   -------      -------
James C. Smith          90.0%   $557.1    $557.1   $557.1         $ 0.0
William T. Bromage      75.0%   $269.3    $269.3   $269.3         $ 0.0
William J. Healy        70.0%   $200.2    $200.2   $200.2         $ 0.0
Peter K. Mulligan       70.0%   $182.0    $238.4   $182.0         $56.4
Ross M. Strickland      65.0%   $140.6    $219.1   $140.6         $78.5

    The general terms of the Qualified Performance-Based Compensation Plan and the Annual Incentive Plan are described below in "Compensation Committee Report on Executive Compensation."

(b) Granted under the 1992 Stock Option Plan. As of December 31, 2002, the executive officers held the following shares of unvested restricted stock:
    Mr. Smith, 43,685 shares with a value of $1,520,238; Mr. Bromage, 21,526 shares with a value of $749,104; Mr. Healy, 11,500 shares with a value of $400,200; Mr. Mulligan, 12,463 shares with a value of $433,712; and Mr. Strickland, 6,205 shares with a value of $215,934. The December 31, 2002 values of these shares are based on the closing price of the Company's Common Stock on the New York Stock Exchange of $34.80, on December 31, 2002. Dividends are paid on a quarterly basis.

(c) Amount includes restricted stock grants related to the one-time conversion in 2001, of previously earned bonuses from cash to restricted stock upon the discontinuation of a previous bonus plan.

(d) All Other Compensation includes amounts contributed or allocated, as the case may be, to the Webster Bank 401(k) plan (the "401(k) Plan"), the Webster Bank non-contributory employee stock ownership plan (the "ESOP"), cash dividends paid on restricted stock, and the Webster Bank nonqualified supplemental retirement plan, on behalf of each executive officer. It also includes a car allowance for each executive officer and a premium on a life insurance policy which provides a benefit of one times base salary, the same benefit as for all other full-time employees, for Mr. Smith. For 2002 matching contributions made by Webster Bank to the 401(k) Plan on behalf of Messrs. Smith, Bromage, Healy, Mulligan and Strickland were $4,330, $5,100, $4,158, $5,100, and $4,141, respectively. In addition, for 2002, Messrs. Smith, Bromage, Mulligan and Strickland were allocated 17.2329 shares of Webster's Common Stock, each pursuant to the ESOP, having a value based on the market value of Webster's Common Stock at the date of allocation of $599.70. In 2002, Messrs. Smith, Bromage, Healy, Mulligan and Strickland received cash dividends on restricted stock of $42,605, $16,684, $6,153, $9,691, and $8,141, respectively. In 2002, Webster Bank also allocated $14,239, $5,669, $4,422, $ 2,700, and $2,347 to the supplemental matching contributions accounts of Messrs. Smith, Bromage, Healy, Mulligan and Strickland, respectively, pursuant to the Webster Bank nonqualified supplemental retirement plan.

(e) Mr. Bromage's annual compensation was $300,000 from January 1, 2000 to April 20, 2000; thereafter it was $345,000. Mr. Mulligan's annual compensation was $216,300 from January 1, 2000 to July 1, 2000; thereafter, it was $250,000.

(f) Mr. Healy joined the Company on March 30, 2001.

                Executive officers are eligible to participate in Webster Bank's nonqualified deferred compensation plan. Under the terms of the plan, executive officer participants may elect to defer all or any portion of their bonuses. Deferred amounts are credited by Webster Bank to bookkeeping reserve accounts for each participant. Such accounts, plus accrued interest, are payable upon termination of service, disability or death of the participant, in a lump sum or in ten annual installments at the participant's election. For 2002, none of the executive officers elected to defer the bonus portion of his annual compensation.

OPTION GRANTS

                The following table contains information with respect to grants of stock options to each of the named executive officers during the year ended December 31, 2002.

                            OPTION GRANTS DURING 2002

                                          INDIVIDUAL GRANTS (a)
                      ------------------------------------------------------------
                      NUMBER OF          % OF TOTAL
                       SECURITIES         OPTIONS
                      UNDERLYING         GRANTED TO
                       OPTIONS           EMPLOYEES         EXERCISE     EXPIRATION       GRANT DATE
NAME                   GRANTED (#) (b)  IN FISCAL YEAR   PRICE ($/SH)      DATE      PRESENT VALUE ($) (c)
----                   ---------------  --------------   ------------       ---      ---------------------
James C. Smith......      62,525            13.29%         $34.60       12/16/2012     $ 649,010
William T. Bromage..      30,219             6.42%         $34.60       12/16/2012     $ 313,673
William J. Healy....      19,259             4.09%         $34.60       12/16/2012     $ 199,908
Peter K. Mulligan...      17,508             3.72%         $34.60       12/16/2012     $ 181,733
Ross M. Strickland..       7,283             1.55%         $34.60       12/16/2012     $  75,598

------------------------------

(a) All option grants were made at 100% of the fair market value of the Common Stock on the date of grant. Options not immediately exercisable may become exercisable in full, or with respect to certain option grants, in part, under certain circumstances when a "change in control" of Webster or Webster Bank has occurred.

(b) Options will become exercisable based on the following vesting schedule: one-fourth vests after one year; one-fourth vests after two years; one-fourth vests after three years and the remaining one-fourth vests after four years.

(c) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an employee may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an employee will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on assumptions as to variables such as the expected term of the option, the risk-free interest rate for the expected term of the option (based upon the rate available on the date of grant on a zero-coupon U.S. government issue), stock price volatility (based on the Corporation's historical stock price over a range of years), and the expected future estimated dividend yield (based upon the dividend yield at date of grant).

OPTION EXERCISES AND HOLDINGS

                The following table sets forth information with respect to each of the named executive officers concerning the exercise of stock options during 2002 and the value of all unexercised options held by each of such individuals at December 31, 2002.

                       AGGREGATED OPTION EXERCISES IN 2002
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                               VALUE OF
                                                              NUMBER OF                      UNEXERCISED
                                                         SECURITIES UNDERLYING              IN-THE-MONEY
                        SHARES                           UNEXERCISED OPTIONS AT              OPTIONS AT
                       ACQUIRED              VALUE         DECEMBER 31, 2002 (#)        DECEMBER 31, 2002 ($)
NAME                  ON EXERCISE (#)     REALIZED ($)  EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE (a)
----                  ---------------     ------------- -------------------------    -----------------------------
James C. Smith.......       0                  --          752,200/372,425            $7,106,823/ $3,292,521
William T. Bromage...       0                  --           69,300/189,969            $752,908/   $1,715,676
William J. Healy.....       0                  --               0/  48,359            $      0/   $  140,587
Peter K. Mulligan....       0                  --           62,700/104,308            $864,796/   $  922,263
Ross M. Strickland...       0                  --          72,898/  22,283            $1,141,539/ $  128,581

---------------------

(a) Based on the closing sales price of Webster Common Stock on the New York Stock Exchange on December 31, 2002 of $34.80, less the exercise price, of all unexercised stock options having an exercise price less than such market value.

RETIREMENT PLANS

                Webster Bank maintains a defined benefit pension plan (the "Pension Plan") for eligible employees of Webster Bank. The Pension Plan is a qualified plan under the Internal Revenue Code of 1986, as amended (the "Code"), and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees of Webster Bank are eligible to participate in the Pension Plan upon attaining age 21 and completing one year of service.

                Benefits under the Pension Plan are funded solely by contributions made by Webster Bank. Under the Pension Plan's benefit formula, a participant's monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant's monthly compensation for each year of credited service beginning on or after January 1, 1987. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is an annuity for the participant's lifetime with a minimum of 120 monthly payments guaranteed. A Pension Plan participant becomes 100% vested in the benefits under the Pension Plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant's early retirement date (age 55), normal retirement date (generally age 65), deferred retirement date or death. Participants may elect to receive their benefits in one of several optional forms, including a lump sum or periodic payments during the participant's lifetime or during the lifetime of the participant and his or her surviving spouse or designated beneficiary. The lump sum option has been eliminated for benefits earned after January 26, 1998.

                The Board of Directors of Webster Bank has adopted a nonqualified supplemental retirement plan (the "Supplemental Plan"), which was amended and restated effective January 1, 2003, for certain management and other highly compensated employees who are also participants in the Pension Plan to provide supplemental retirement income benefits which are not currently available because annual compensation in excess of $200,000 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the Code and because pension benefits are currently subject to a maximum of $160,000 (subject to cost of living increases). Benefits under the Supplemental Plan are payable in monthly installments. The Supplemental Plan also provides certain management and other highly compensated employees who are participants in the 401(k) Plan with supplemental matching contributions. See "Executive Compensation - Summary Compensation Table."

                The estimated annual benefits payable from the Pension Plan upon retirement at normal retirement age for Messrs. Smith, Bromage, Healy, Mulligan and Strickland are $108,620, $55,330, $31,400, $53,310 and $84,580,
respectively. In addition, the estimated annual supplemental retirement income benefits payable to Messrs. Smith, Bromage, Healy, Mulligan and Strickland under the Supplemental Plan are $573,610, $99,540, $39,480, $55,080 and $60,340,
respectively.

COMPENSATION OF DIRECTORS

                During 2002, each non-employee director of Webster received an annual retainer of 445 shares of Webster Common Stock with an aggregate value of $15,000 at the date of grant pursuant to the 2001 Directors Retainer Fees Plan, which provides for the payment of annual retainer fees to non-employee directors in shares of Common Stock as adopted by shareholders at the 2001 Annual Meeting (the "Fees Plan"). Under the Fees Plan, each non-employee director is granted shares of Common Stock equal to the annual retainer (currently $15,000) divided by the average four quarter value as of the grant date. The average four quarter value is based on the average of the closing prices of Common Stock at the end of the four calendar quarters preceding the grant date, which is the date of each annual meeting of shareholders. Shares of Common Stock granted under the Fees Plan are subject to vesting requirements and other substantial risks of forfeiture.

                In addition, effective as of April 27, 2000, each non-employee director received $1,000 for each Webster or Webster Bank Board meeting attended, $750 for each committee meeting attended and $500 for each telephonic Webster or Webster Bank Board meeting and $375 for each telephonic committee meeting called by Webster. Non-employee directors of Webster and Webster Bank received a total of $1,500 for separate Board meetings of Webster and Webster Bank that were held on the same day. In 2002, Chairpersons of the Audit Committee and the Compensation Committee also received an annual retainer of $5,000. Non-employee directors of Webster receive no other additional compensation for serving as directors or committee members of Webster Bank. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries.

                Directors are eligible to participate in Webster Bank's nonqualified deferred compensation plan. Under the terms of the plan, director participants may elect to defer all or any portion of their directors' fees. Deferred amounts are credited by Webster Bank to bookkeeping reserve accounts for each participant. Such accounts, plus accrued interest, are payable upon termination of service, disability or death of the participant, in a lump sum or in ten annual installments at the participant's election.

                The Board of Directors of Webster adopted in 1992, with shareholder approval, the 1992 Stock Option Plan for the benefit of directors, officers and other full-time employees of Webster and its subsidiaries. The option exercise price for options to non-employee directors is 100% of the fair market value of the Common Stock on the date of grant of the option. Options granted to non-employee directors may be exercised at any time after grant. In 1996, the 1992 Stock Option Plan was amended to increase the number of shares reserved for issuance under the plan and to provide that the number of options granted to non-employee directors upon election or re-election shall be 4,000 shares (as adjusted for the April 1998 two-for-one split of Webster's Common Stock), with a director elected to the Board for less than a three-year term entitled to an option for 4,000 shares on a pro-rated basis for the number of months of his or her term as a percentage of 36 months. In 2001, the 1992 Plan was amended to provide for discretionary grants of options to non-employee directors and to discontinue automatic grants of options to non-employee directors. During 2002, each non-employee director of Webster received a discretionary option grant under the 1992 Stock Option Plan of 4,000 shares. During 2002, each non-employee director of Webster Bank, who was not also a director of Webster, received a discretionary option grant under the 1992 Stock Option Plan of 2,000 shares.

EMPLOYMENT AGREEMENTS

                Webster and Webster Bank have employment agreements with Messrs. Smith, Healy, Bromage and Mulligan. Webster and Webster Bank entered into employment agreements with Messrs. Smith, Bromage and Mulligan effective January 1, 1998 and with Mr. Healy, effective March 30, 2001. Webster also entered into change of control employment agreements with Messrs. Smith, Bromage, and Mulligan effective December 15, 1997 and with Mr. Healy, effective March 30, 2001. Mr. Smith serves as Chairman, Chief Executive Officer and a director of both Webster and Webster Bank; Mr. Bromage serves as President, Chief Operating Officer and a director of Webster and Webster Bank and Vice Chairman of Webster Bank; Mr. Healy serves as Executive Vice President and Chief Financial Officer of both Webster and Webster Bank, and Mr. Mulligan serves as Senior Executive Vice President -- Retail Banking of both Webster and Webster Bank.

                Under their respective employment agreements, each executive officer may receive annual cost of living increases and may also receive a merit increase as determined by the Boards of Directors of Webster and Webster Bank. Each executive officer is eligible to receive discretionary bonuses as may be authorized by the Boards of Directors of Webster and Webster Bank and shall be eligible to participate in any plan of Webster or Webster Bank relating to stock options, stock purchases, pension, thrift, employee stock ownership, group life insurance and medical coverage or other retirement or employee benefits that Webster or Webster Bank has adopted or may adopt for the benefit of its executive employees. In addition, each executive officer is provided with an automobile allowance for business use. Messrs. Smith, Bromage, and Mulligan's employment agreements provide for initial terms of three years ending December 31, 2000 with renewals for one additional year following each anniversary date with the approval of the Board of Directors, unless the executive officer gives written notice to the contrary. The employment agreements of Messrs. Smith, Bromage and Mulligan have been renewed each year as of each anniversary date. Mr. Healy's employment agreement provides for an initial term ending December 31, 2003 with renewals for one additional year following each anniversary date with the approval of the Board of Directors, unless the executive officer gives written notice to the contrary. Those agreements will terminate upon the "Effective Date" of their respective change of control employment agreements, which are discussed below. The 2003 base salaries for Messrs. Smith, Bromage, Healy and Mulligan are $700,000, $400,000, $297,000, and $270,000, respectively.
Their salaries may not be reduced under the employment agreements without the consent of the executive officer.

                The Boards of Directors of Webster and Webster Bank may terminate the executive officer's employment at any time during the term of an employment agreement. Unless the termination is for "cause" (as defined therein), the executive officers would be entitled (a) to receive a lump sum payment from Webster Bank equal to the sum of (x) the executive officer's then current annual base salary and (y) the amount of any bonuses paid pursuant to Webster's and Webster Bank's annual incentive compensation plan during the then current fiscal year multiplied by a fraction the numerator of which is the number of full months during the then current fiscal year in which the executive officer was employed and the denominator of which is 12, and (b) subject to certain limitations, to continue to be entitled to medical and dental coverage for one year (or the remaining term of the agreement, if less) or until the executive officer accepts other employment on a substantially full time basis if earlier.

                If during the term of the employment agreement an executive officer terminates his employment without the consent of the Board of Webster or Webster Bank, then the employment agreement, among other things, would restrict him from having any other employment for one year or the remaining term of the agreement plus six months, whichever is less, with a commercial bank, savings bank, savings and loan association, or mortgage banking company, or a holding company affiliate of any of the foregoing, which has an office out of which the executive officer would be primarily based, located within 35 miles of Webster Bank's home office.

                Under the change of control employment agreements, Webster and Messrs. Smith, Bromage, Healy, and Mulligan, respectively, agreed that the employment of each executive officer would continue for a period of two years following the "Effective Date" under such agreements (the "Employment Period"). The "Effective Date" is generally the date on which a "change of control" (as defined below) of Webster occurs, except that, if the executive officer's employment with Webster is terminated before a change of control at the request of a third party who is effecting a change of control or otherwise in connection with or in anticipation of a change of control, the Effective Date is the day before the date of such termination, provided, in either case, that the Effective Date occurs during the "change of control period" (defined for Messrs. Smith, Bromage, and Mulligan as the two-year period ending on December 15, 2003, except that on December 15, 2002 and on each annual anniversary of such date, unless previously terminated, the change of control period will be extended automatically so as to terminate two years from such date, unless Webster has given the executive officer at least 60 days prior notice that the change of control period will not be so extended, and for Mr. Healy as the two-year period ending on March 30, 2003, except that on March 30, 2002 and on each annual anniversary of such date, unless previously terminated, the change of control period will be extended automatically so as to terminate two years from such date, unless Webster has given the executive officer at least 60 days prior notice that the change of control period will not be so extended). As noted above, upon the Effective Date under the change of control employment agreements, the employment agreements of these officers with Webster and Webster Bank will terminate and the change of control employment agreements will supersede those agreements.

                During the Employment Period, each executive officer will receive an annual base salary at a rate at least equal to 12 times his highest monthly base salary from Webster and its affiliated companies during the 12-month period before the Effective Date (including any salary that was earned but deferred). The base salary will be reviewed at least annually and will not be reduced from the amount then in effect. In addition, each executive officer shall be awarded for each fiscal year ending during the Employment Period an annual bonus in cash at least equal to his highest bonus under the Annual Incentive Plan or any comparable bonus under any predecessor or successor plan for the last three full fiscal years before the Effective Date. Each executive officer will be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of Webster and affiliated companies and the incentive, savings and retirement benefit opportunities afforded to the executive officer shall not be less favorable than those provided to him during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Each executive officer and his family also will be eligible to participate in and shall receive all welfare benefits (including medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance) applicable generally to other peer executives of Webster and affiliated companies and the welfare benefits provided to the executive officer shall not be less favorable than those provided to him during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Each executive officer will be entitled to prompt reimbursement of expenses and to fringe benefits during the Employment Period (including tax and financial planning services, payment of club dues and, if applicable, use of an automobile and payment of related expenses) in accordance with the most favorable policies in effect with respect to such matters for such executive officer during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Similar provisions will apply to the office, support staff and vacation time to be provided to the executive officers during the Employment Period.

                If the employment of the executive officer is terminated during the Employment Period by Webster without "cause" (as defined therein) and other than because of his "disability" (as defined therein) or by the executive officer with "good reason" (as defined therein), Webster will be required to pay the executive officer a lump sum cash amount equal to the sum of: (i) the sum of
(a) his base salary through the termination date to the extent not previously paid, (b) a prorated bonus reflecting the number of days he was employed during the fiscal year based on the higher of the bonus required to be paid for such fiscal year under the agreement or the bonus paid or payable for the most recently completed fiscal year and (c) any previously deferred compensation and any accrued vacation pay; (ii) three times the sum of the executive officer's base salary and bonus (based on the higher of the two amounts described in (i)(b) above); and (iii) the excess of (a) the actuarial equivalent of the benefit the executive officer would have been entitled to receive under the Pension Plan and the Supplemental Plan if his employment had continued for three years after the date of termination based on the compensation amounts that would have been required to be paid to him under the change of control employment agreement over (b) the actuarial equivalent of his actual benefit under the Pension Plan and the Supplemental Plan as of the termination date. In such event, Webster also will be required to: (i) continue benefits to the executive officer and his family at least equal to those that would have been provided to them under the change of control employment agreement if the executive officer's employment had continued for at least three years after the termination date;
(ii) provide outplacement services to the executive officer at its expense and
(iii) pay or provide to the executive officer any other amounts or benefits to which he is entitled under any agreement or plan of Webster and its affiliated companies. If the executive officer would be subject to the excise tax imposed by Section 4999 of the Code (relating to excess parachute payments) on any payment or distribution by Webster or its affiliates to or for the benefit of the executive officer, Webster will pay to the executive officer a gross-up amount sufficient (after all taxes) to pay such excise tax (including interest and penalties with respect to any such taxes). However, if the payments and distributions do not exceed 110% of the maximum amount that could be paid to the executive officer such that no excise tax would be imposed, no gross-up payment will be made and the payments and distributions will be reduced to such maximum amount.

                For purposes of the change of control employment agreements, a "change of control" means: (1) the acquisition by any individual, entity or group (a "Person") of beneficial ownership of 20% or more of either (i) the outstanding shares of the Common Stock of Webster or (ii) the combined voting power of the then outstanding voting securities of Webster entitled to vote generally in the election of directors ("Voting Securities"), except that any such acquisition (a) directly from Webster, (b) by Webster, (c) by any employee benefit plan or trust of Webster or any controlled corporation, or (d) pursuant to a transaction that complies with clauses (3)(i), (ii) and (iii) below will not constitute a change of control; (2) individuals who, as of December 15, 1997 (for Messrs. Smith, Bromage and Mulligan), and, as of March 30, 2001 (for Mr. Healy), constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, except that any individual becoming a director after such date whose election, or nomination for election by the shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors; or (3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and Voting Securities immediately before the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (the "Resulting Common Stock") and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (the "Resulting Voting Securities"), as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Webster or all or substantially all of Webster's assets either directly or through one or more subsidiaries) (the "Resulting Corporation") in substantially the same proportions as their ownership, immediately before the Business Combination, of the outstanding Common Stock and Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan or trust of Webster or the Resulting Corporation) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding Resulting Common Stock or the combined voting power of the Resulting Voting Securities, except to the extent that such ownership existed before the Business Combination and (iii) at least a majority of the members of the Board of Directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or (4) approval by the shareholders of Webster of a complete liquidation or dissolution of Webster.

                      EQUITY COMPENSATION PLAN INFORMATION*

-------------------------------------------------------------------------------------------------
Plan category             Number of Securities    Weighted-average        Number of securities
                          to be issued upon       exercise price of       remaining available
                          exercise of             outstanding options,    for future issuance
                          outstanding options,    warrants and rights     under equity
                          warrants and rights                             compensation plans
                                                                          (excluding securities
                                                                          reflected in column
                          (a)                     (b)                     (a))   (c)
-------------------------------------------------------------------------------------------------
EQUITY COMPENSATION
PLANS APPROVED BY
SECURITY HOLDERS (1)      3,122,011               $26.5598                408,213
-------------------------------------------------------------------------------------------------
EQUITY COMPENSATION       None                    None                    None
PLANS NOT APPROVED BY
SECURITY HOLDERS
-------------------------------------------------------------------------------------------------
Total                     3,122,011               $26.5598                408,213

-------------------------------------------------------------------------------------------------

*The table does not include 161,575 options assumed in mergers and acquisitions transactions on an aggregated basis.

(1) A narrative description of the 1992 Stock Option Plan may be found under Proposal 2 of this proxy statement on page 24. A narrative description of the 2001 Directors Retainer Fees Plan may be found under "Compensation of Directors" on page 11 of this proxy statement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                The Compensation Committee of the Board of Directors comprises four non-employee directors. The Committee recommends to the non-employee members of the Board of Directors, which has ultimate responsibility over such matters, executive officer salaries, bonuses and certain other forms of compensation, including long-term incentive awards. All recommendations of the Compensation Committee regarding executive officer compensation for the 2002 fiscal year were approved by the Board of Directors or the Stock Option Committee.

                Set forth below is a report addressing Webster's compensation policies for fiscal year 2002 as they affected Webster's executive officers.

                Compensation Policies for Executive Officers. Webster's executive compensation policies are designed to provide competitive levels of compensation, to assist Webster in attracting and retaining qualified executives and to encourage superior performance. In determining levels of executive officers' overall compensation, the Compensation Committee considers the qualifications and experience of the persons concerned, the size of the institution and the complexity of its operations, the financial condition, including income, of the institution, the compensation paid to other persons employed by the institution and the compensation paid to persons having similar duties and responsibilities in comparable financial institutions. The Compensation Committee employs outside consultants and refers to published survey data in establishing compensation.

                Relationship of Performance to Executive Compensation. Compensation paid to Webster's executive officers in 2002 consisted of the following components: base salary, bonuses, long-term incentives (awards of stock options and restricted stock) and participation in Webster employee benefit plans. While each of these components has a separate purpose and may have a different relative value to the total, a significant portion of the total compensation package is highly dependent on the financial success of Webster and shareholder return. Generally, base salaries for executive officers approximate the average of salaries paid for comparable positions at other financial institutions. Short-term and long-term incentive compensation plans are designed to provide significant compensation opportunities when Webster meets or exceeds its financial and strategic goals. The ultimate value of long-term incentive compensation such as stock options and restricted stock is dependent primarily on the performance of Webster's Common Stock. Webster's executive officers' compensation is tied to Webster's goals and their compensation may be lower or higher than average total compensation for similar positions at comparable financial institutions depending on whether or not Webster meets or exceeds its goals.

                For 2002, the Compensation Committee intended that total compensation for executive officers other than the Chief Executive Officer be at the average for comparable financial institutions based on their past practices, recognizing that Webster achieved its Board approved financial plan targets, has grown responsibly and has made significant progress in pursuit of its strategic and financial objectives.

                Base Salary. The Compensation Committee reviews executive base salaries annually in January. Base salary considers the internal value of the position and tracks with the external marketplace. In 2002, the executive officers listed on page 8, all served pursuant to employment agreements that provide for a minimum base salary that may not be reduced without the consent of the executive officer. In establishing the 2002 salary for each executive officer, the Compensation Committee considered the officer's responsibilities, qualifications and experience, the size of the institution and the complexity of its operations, the financial condition of the institution (based on levels of income, asset quality and capital), and compensation paid to persons having similar duties and responsibilities in comparable financial institutions. Base salaries for executive officers, which were unchanged in 2001, increased in 2002 due in large part to positive financial performance in 2001 and to the increased size and complexity of the institution.

                Annual Incentive Plan. The Incentive Plan for Webster was adopted by the Board of Directors on February 26, 2001 after a thorough review of incentive plans and performance metrics used by a large sample of regional and national banks conducted by William M. Mercer, Inc. The Incentive Plan covers senior officers, other than the Chief Executive Officer, approved for participation in the Incentive Plan by the Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors for awards under the Incentive Plan.

                The Incentive Plan formula calls for the bonuses of executive officers to be determined on the basis of the following metrics: achievement of the corporate financial plan; an improvement in adjusted return on average equity compared to Peer Group; and, where applicable, the achievement of line of business financial plans. Target is achieved if Webster meets its annual financial plan and if the adjusted return in average equity improves relative to Webster's Peer Group. In the case of executive officers that are line of business heads, the line of business must also achieve its annual financial plan. The target bonuses are set relative to executive officers' responsibilities with such target bonuses equal to 65% to 75% of the recipient's base salary. Additional or lesser bonuses may be earned to the extent that performance exceeds or falls short of the target, through the application of a bonus multiplier which equals "1" when the target is met and which increases or decreases to the extent that performance exceeds or falls short of the target. Awards to the executive officers under the Incentive Plan are based 30% to 100% on corporate performance and 0% to 70% on line of business performance, depending on the executive officer's responsibilities. Awards for 2002 amounted to 100% of target for corporate performance and ranged from 162% to 187% of target for the line of business performance.

                Qualified Performance-Based Compensation Plan. The Qualified Performance-Based Compensation Plan (the "Plan") was adopted by the Board of Directors effective January 1, 1998, and approved by shareholders at the 1998 annual meeting for a five year term to expire at the Annual Meeting. The Board of Directors has approved the Plan for an additional five year term, subject to shareholder approval. The Plan is designed to further the growth and profitability of Webster by providing the Chief Executive Officer and other selected executive officers as may be determined by the Compensation Committee, with the opportunity to earn annual incentive compensation based on business, financial and strategic results, thereby enabling Webster to motivate key employees to achieve high profitability and strategic objectives for the Corporation. The Plan is intended to satisfy the requirements of Section 162(m) of the Code with respect to the deduction of qualified performance-based compensation. The Chief Executive Officer was the only participant in the Plan for 2002, and his bonus was determined based on attainment of the designated performance objectives under the Plan, achieving the corporate financial plan and an improvement in the adjusted return on average equity compared to Webster's Peer Group.

                Long-Term Incentive Compensation. The Board of Directors endorses the position that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. To that end, Webster has established formal stock ownership guidelines for all executive officers. Executive officers must own Webster stock with a value of twice their base salaries. The CEO must own Webster stock with a value of three times his base salary.

                Webster uses stock options and restricted stock awards to provide long-term incentive compensation. The Compensation Committee makes recommendations to the Stock Option Committee for awards under the Corporation's 1992 Stock Option Plan. Long-term compensation, which emphasizes long-term results, is targeted at 50% to 125% (excluding the CEO) of the recipient's base salary depending upon the executive officer's responsibilities. For 2002, one-third of long-term compensation was paid in restricted stock and two-thirds was paid in stock options.

                The purpose of stock option awards is to provide an opportunity for the recipients to acquire or increase a proprietary interest in Webster, thereby creating a stronger incentive to expend maximum effort for the long-term growth and success of Webster and encouraging recipients to remain in the employ of Webster. Officers and other full-time employees of Webster and its subsidiaries are eligible for grants under the Corporation's 1992 Stock Option Plan. Stock options are normally granted each year as a component of long-term compensation with the size of the grants generally tied to and weighted approximately equally based on an officer's responsibility level, base salary and performance. The number of options held is not considered when determining the option awards for executive officers. During 2002, 74,269 stock options were granted to Webster's executive officers other than the Chief Executive Officer.

                The purpose of Webster's restricted stock awards is to attract and retain executive officers whose actions will have an impact on Webster's long-term operating results and to motivate such executives by providing them with an immediate ownership stake in the business. Recipients are paid dividends on the shares and have voting rights. All restricted stock awards have vesting requirements of that range from three years to five years. In addition to providing a direct relationship between shareholder value and the value of the benefit to the officer, restricted stock is a powerful retention device as the shares are not conveyed to the executive until vesting restrictions have been satisfied. During 2002, 14,926 shares of restricted stock were awarded to executive officers other than the Chief Executive Officer, of which 3,786 shares related to the 2002 bonus awards, a part of which was paid in restricted stock rather than cash for the portion of the award that exceeded the target bonus payments.

                Other. In addition to the compensation paid to executive officers as described above, executive officers received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k) Plan, the Employee Stock Purchase Plan, the ESOP and the Pension Plan. In addition, executive officers received certain benefits under Webster's nonqualified supplemental retirement plan that are otherwise limited by Internal Revenue Code caps on qualified plans.

                CEO Compensation. The Compensation Committee, in determining the compensation for the Chief Executive Officer, considers Webster's size and complexity, financial condition and results and progress in meeting strategic objectives. The Chief Executive Officer's base salary which was unchanged in 2001, increased in 2002 due in large part to positive financial performance in 2001 and to the increased size and complexity of the institution. The CEO's annual bonus was determined under the Qualified Performance-Based Compensation Plan, the material terms of which were approved by shareholders at the 1998 annual meeting for a five year term to expire at the Annual Meeting. The Board of Directors has approved the Plan for an additional five year term, subject to shareholder approval. The Committee determined that for 2002, in addition to attainment of the performance objectives under the Plan, it would base the CEO's target bonus, which was set at 90% of base salary, primarily on achieving the Board approved corporate financial plan (50%) and achieving an improvement in the adjusted return on average equity against Webster's Peer Group (50%). The CEO's annual bonus payment was $557,100 for 2002, which amounted to 100% of target bonus. The target bonus was paid in cash.

                Regarding long-term incentive compensation, targeted at 150% of base salary in 2002, the CEO received an annual grant of 62,525 stock options and an award of 9,379 restricted shares which were made in accordance with the Corporation's 1992 Stock Option Plan.

                For 2002, the Compensation Committee intended that total compensation for the Chief Executive Officer, be at approximately the average for comparable financial institutions based on their past practices, recognizing that Webster achieved its financial plan targets. The Committee also noted that Webster has grown responsibly and has made significant progress in pursuit of its strategic objectives.

                Internal Revenue Code Section 162(m). In 1993, the Code was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring Webster's compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation.


                             Compensation Committee
                           John J. Crawford (Chairman)
                                 Joel S. Becker
                               George T. Carpenter
            O. Joseph Bizzozero, Jr. (director of Webster Bank only)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                From time to time Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. It is the belief of management that these loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features.

                George T. Carpenter, a director of Webster and Webster Bank, is the President and Treasurer of Carpenter Realty Co. ("Carpenter Realty") and S. Carpenter Construction Co. ("Carpenter Construction"). During fiscal 1998, Webster Bank entered into a 15 year lease for office space with Carpenter Realty for an annual rent for the first five years of the lease of $61,200. Webster Bank entered into a three-year lease with Carpenter Realty effective March 1, 2000 for storage and work space at an annual rate of $10,923.

AUDIT COMMITTEE REPORT

                The Corporation's Audit Committee currently has four members, Messrs. Jacobi (Chairman), Finkenzeller, McCarthy and Morris. As of the date of this Proxy Statement, each of the Committee members is an "independent director" under the New York Stock Exchange rules. The Audit Committee's responsibilities are described in a written charter that was adopted by the Corporation's Board of Directors. The Audit Committee's charter is attached at the end of this Proxy Statement.

                The Audit Committee has reviewed and discussed the Corporation's audited financial statements for the fiscal year ended December 31, 2002 with Webster's management. The Audit Committee has discussed with KPMG LLP, the Corporation's independent auditors, the matters required to be discussed by SAS No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP the independence of KPMG LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to Webster's Board of Directors that the Corporation's audited financial statements for the year ended December 31, 2002 be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                 Audit Committee
                          C. Michael Jacobi (Chairman)
                             Robert A. Finkenzeller
                                John F. McCarthy
                                Michael G. Morris

CERTAIN RELATIONSHIPS

                For a description of loans made to Webster Bank's directors, executive officers and related persons and entities, see "Compensation Committee Interlocks and Insider Participation."

                         COMPARATIVE COMPANY PERFORMANCE

                The following table sets forth comparative information regarding Webster's cumulative shareholder return on its Common Stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) for the measurement period plus share price change for a period by the share price at the beginning of the measurement period. Webster's cumulative shareholder return over a five-year period is based on an investment of $100 on December 31, 1997 and is compared to the cumulative total return of the Standard & Poor's 500 Index ("S&P 500 Index"), the SNL All Bank and Thrift Index and a peer group index prepared by SNL Securities LC. The peer group index includes 48 bank and thrift companies with reported market capitalizations between $750 million and $2 billion at December 31, 2002, with the returns of each issuer in the group weighted according to the issuer's respective stock market capitalization at the beginning of each period for which a return is indicated. Webster's market capitalization was $1.6 billion at December 31, 2002.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
               WEBSTER, S&P 500 INDEX, SNL ALL BANK & THRIFT INDEX
                     AND SNL SECURITIES LC PEER GROUP INDEX

                         WEBSTER FINANCIAL CORPORATION
                        [TOTAL RETURN PERFORMANCE CHART]

                                                                           PERIOD ENDING
                                    ------------------------------------------------------------------------------------------
INDEX                                 12/31/97       12/31/98        12/31/99        12/31/00        12/31/01        12/31/02
------------------------------------------------------------------------------------------------------------------------------
Webster Financial Corporation           100.00          83.72           73.09           90.18          102.59          115.64
S&P 500                                 100.00         128.55          155.60          141.42          124.63           96.95
SNL All Bank & Thrift Index             100.00         106.15          101.55          122.68          124.49          116.97
Webster Financial Peer Group*           100.00          92.53           83.46          104.49          113.98          119.58

*Webster Financial Peer Group consists of banks and thrifts with common market capitalization between $750M and $2B.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Webster's directors, certain officers and persons who own more than 10 percent of its Common Stock to file with the Securities and Exchange Commission initial reports of ownership of Webster's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Webster, the Corporation believes that during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to Webster's directors, officers and more than 10% owners were complied with on a timely basis, except for one report for Mr. Strickland reporting one transaction.

                            STOCK OWNED BY MANAGEMENT

                The following table sets forth information as of March 4, 2003 with respect to the amount of Webster Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the named executive officers and by all directors and executive officers of Webster as a group.

                                            NUMBER OF SHARES              PERCENT OF
          NAME AND POSITION(s)               AND NATURE OF               COMMON STOCK
              WITH WEBSTER                BENEFICIAL OWNERSHIP (a)        OUTSTANDING
              ------------                ------------------------        -----------
Joel S. Becker
  Director..........................                37,531                      *

William T. Bromage
  President, Chief Operating Officer,
  Director..........................               115,433                      *

George T. Carpenter
  Director..........................               112,472                      *

John J. Crawford
  Director..........................                35,010                      *

Robert A. Finkenzeller
  Director (and Director Nominee)...                24,813                      *

Roger A. Gelfenbien
  Director Nominee..................                     0                      *

William J. Healy
  Executive Vice President
  and Chief Financial Officer.......                16,332                      *

C. Michael Jacobi
  Director..........................                30,696                      *

John F. McCarthy
  Director..........................                78,044                      *

Michael G. Morris
   Director (and Director Nominee)..                11,654                      *

Peter K. Mulligan
  Senior Executive Vice President --
  Retail Banking....................                96,533                      *

James C. Smith
  Chairman, Chief Executive Officer,
  Director..........................               977,129                      2.11%

                                            NUMBER OF SHARES              PERCENT OF
          NAME AND POSITION(s)               AND NATURE OF               COMMON STOCK
              WITH WEBSTER                BENEFICIAL OWNERSHIP (a)        OUTSTANDING
              ------------                ------------------------        -----------
Ross M. Strickland
  Executive Vice President --
  Consumer Finance..................               135,862                      *


All Directors and executive
  officers as a group (13 persons)..             1,671,509                      3.58%

----------------------------
* Less than 1% of Common Stock outstanding.

(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from March 4, 2003. As used herein, "voting power" includes the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

        The table includes shares owned by spouses, other immediate family members and others over which the persons named in the table possess shared voting and/or shared investment power as follows: Mr. Becker, 2,016 shares; Mr. Carpenter, 54,654 shares; Mr. McCarthy, 29,340 shares; Mr. Smith, 77,254 shares; and all directors and executive officers as a group, 163,264 shares. The table also includes the following: 1,072,632 shares subject to outstanding options which are exercisable within 60 days from March 4, 2003; 74,016 shares held in the 401(k) Plan by executive officers; 4,465 shares purchased by executive officers through the Employee Stock Purchase Plan that are held by American Stock Transfer & Trust Company; 94,492 shares of restricted stock that were not vested as of March 4, 2003; and 31,305 shares held in the ESOP that have been allocated to the accounts of executive officers. All other shares included in the table are held by persons who exercise sole voting and sole investment power over such shares.

        Outstanding options reflected in the table were held as follows: Mr. Becker, 14,200 shares; Mr. Bromage, 79,300 shares; Mr. Carpenter, 29,220 shares; Mr. Crawford, 17,334 shares; Mr. Finkenzeller, 16,200 shares; Mr. Jacobi, 22,600 shares; Mr. McCarthy, 27,220 shares; Mr. Morris, 10,000 shares; Mr. Mulligan, 62,700 shares; Mr. Smith, 730,200 shares, and Mr. Strickland, 63,658 shares.

                PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER

                The following table sets forth information as of March 4, 2003 with respect to the beneficial ownership of Common Stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Company to be the beneficial owner of more than 5 percent of the Common Stock.

                                                         NUMBER OF SHARES;
                                                         NATURE OF              PERCENT OF
                                                         BENEFICIAL             COMMON STOCK
        NAMES AND ADDRESSES OF BENEFICIAL OWNERS         OWNERSHIP (1)          OWNED
        ----------------------------------------         -------------          ------------
        Private Capital Management ("PCM")............ 2,724,294  (2)              5.9%
           8889 Pelican Bay Blvd.
           Naples, Florida  34108

---------------------

(1) Based on information in the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act, unless otherwise indicated. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from March 4, 2003. As used herein, "voting power" includes the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

(2) Bruce S. Sherman is the Chief Executive Officer and Gregg J. Powers is President of PCM. PCM reports that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. PCM also reports that Messrs. Sherman and Powers exercise shared dispositive and shared voting power, respectively, over 2,731,294 and 2,724,294 shares, held by PCM's clients and managed by PCM. PCM also reports that Messrs. Sherman and Powers disclaim beneficial ownership of the shares held by PCM's clients and disclaim the existence of a group.

                  PROPOSED AMENDMENT TO 1992 STOCK OPTION PLAN
                                  (PROPOSAL 2)

                The Webster Financial Corporation 1992 Stock Option Plan was established by the Board of Directors of the Corporation in 1992, approved by the shareholders of the Corporation at the 1992 annual meeting, and was amended by the shareholders of the Corporation in 1994, 1996 and 1998. The 1992 Stock Option Plan was amended and restated in its entirety in April 2001. The Board of Directors believes the 1992 Stock Option Plan is vital to attract and keep the best talent in this competitive marketplace.

                As of March 4, 2003, there were approximately 2,535 full-time employees of the Corporation and its subsidiaries, 7 non-employee directors of the Corporation and 2 non-employee directors of Webster's banking subsidiary (not also serving as directors of the Corporation) who were eligible to participate in the 1992 Stock Option Plan.

                The Board of Directors has voted to amend the 1992 Stock Option Plan, subject to shareholder approval at the Annual Meeting: (i) to increase the number of shares of Common Stock reserved for issuance under the 1992 Stock Option Plan by 2,200,000 shares, from 4,461,000 shares, of which, 3,122,011 were outstanding as of March 4, 2003 and 345,897 remain available for issuance, to 6,661,000 shares and (ii) to extend the term of the 1992 Stock Option Plan from February 23, 2008 to March 20, 2013. Of the proposed increase of 2.2 million shares, no more than 220,000 of such shares may be granted as restricted stock awards. The number of shares reserved for issuance is subject to adjustment upon the occurrence of certain events as described below. See "Description of the Plan."

                The Board of Directors of the Corporation believes that stock options are important to attract and to encourage the continued service of directors, officers and other key employees by facilitating their purchase of a stock interest in the Corporation. The number of individuals eligible to receive grants under the 1992 Stock Option Plan has increased significantly as a result of acquisitions made by the Corporation. As of March 4, 2003, 345,897 shares remain for future option grants under the 1992 Stock Option Plan. Approval of the proposed amendment will increase the number of shares available for issuance under the 1992 Stock Option Plan by 2.2 million shares.

                The Board of Directors has concluded that it is advisable that the Corporation and its shareholders continue to have the incentive of stock options available as a means of attracting and retaining directors, officers and key employees. This objective is served by amending the 1992 Stock Option Plan to increase the number of available shares. As the Corporation progresses, officers and key employees are continually being retained in or moving into positions where, in the judgment of the Board of Directors, an initial or increased option will be a valuable incentive and will serve to the ultimate benefit of shareholders.

                The amendment to the 1992 Stock Option Plan is subject to shareholder approval at the Annual Meeting. By submitting the amendment for shareholder approval at the Annual Meeting, the Corporation intends to continue to comply with the plan requirements pertaining to options qualifying as "incentive stock options" for federal income tax purposes and to the deduction for such purposes of the full amount to which the Corporation is entitled with respect to options granted under the Plan (see "Federal Income Tax Consequences of the 1992 Stock Option Plan" below).

DESCRIPTION OF THE PLAN

                The 1992 Stock Option Plan provides for the grant of options that are intended to qualify as "incentive stock options" under Section 422 of the Code and the regulations promulgated thereunder to full-time employees as well as the grant of nonqualifying options and restricted stock to directors and employees of the Corporation and its subsidiaries.

                The 1992 Stock Option Plan is administered by the Compensation Committee, which consists of at least three independent, outside directors appointed by the Board of Directors. The Compensation Committee makes recommendations to the non-employee members of the Board of Directors concerning the granting of options. The non-employee members of the Board of Directors make all final determinations concerning the employees of the Corporation and its subsidiaries to whom incentive and nonqualifying options will be granted.

                The option exercise price under the 1992 Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). Options may be exercised at any time after grant, except as otherwise provided in the particular option agreement. The limitation on the number of shares that may be subject to options granted to any employee under the 1992 Stock Option Plan in any calendar year is 250,000 shares. There is also a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first become exercisable by an optionee in any calendar year. No option may be granted after the expiration of the term of the 1992 Stock Option Plan, February 23, 2008 (which would be extended to March 20, 2013 under the proposed amendment). Options are non-transferable other than by reason of the death of the optionee, unless otherwise specified in the grant agreement. Options and restricted stock awards granted from the proposed 2.2 million shares will have a minimum one year service requirement.

                Payment for shares purchased under the 1992 Stock Option Plan may be made either in cash or by exchanging shares of Common Stock of the Corporation with a fair market value equal to the total option exercise price and paying cash for any difference. Options may, if permitted by the particular option agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to the Corporation cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Corporation may be required to withhold in connection with the exercise of the option.

                No Option granted under the 1992 Stock Plan may be amended or modified so as to reduce the option price of the option. In addition, no option can be cancelled nor can a new option with a lower option price be granted so that the effect would be the same as reducing the option price. No other action can be taken to reprice any option if such amendment, modification or other repricing would result in a charge against the earnings of the Corporation or any of its affiliates.

                If an employee's employment with the Corporation or its subsidiaries terminates by reason of death or permanent and total disability, his or her options, whether or not then exercisable:

                - may be exercised within one year after such death or disability unless a different date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire).

                If the employee's employment terminates for any reason other than normal retirement after attaining the age of sixty-five, death or disability:

                - options held by such optionee terminate three months after the date of such termination unless a different date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire).

                If an employee's employment with the Corporation or its subsidiaries terminates by reason of normal retirement (i.e., attaining the age of sixty-five), his or her options, whether or not exercisable at the date of termination of employment or service due to normal retirement:

                - may be exercised at any time before the expiration of the ten year term of the option unless a different date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire).

An option granted to a non-employee director will not terminate until the expiration of the ten year term of the option regardless of whether the non-employee director continues to serve as a director.

                An appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the 1992 Stock Option Plan, and in the number, kinds, and per share exercise price of shares subject to the unexercised portion of options granted prior to any such change, if the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Corporation, by reason of:

                -   merger,
                -   consolidation,
                -   reorganization,
                -   recapitalization,
                -   reclassification,
                -   stock split-up,
                -   combination of shares,
                -   exchange of shares,
                -   stock dividend or
                - other distribution payable in capital stock, or other increase or decrease in such shares without receipt of consideration by the Corporation.

Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the per share option price.

                The 1992 Stock Option Plan and the options issued thereunder will terminate under the following circumstances:

                -   upon any dissolution or liquidation of the Corporation, or

                - upon a reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Corporation to another corporation, or

                - upon any transaction approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of the Corporation, unless provision is made in connection with such transaction:

                -   for the continuation of the Plan, and/or

                -   the assumption of the options, or

                - for the substitution for such options of new options covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price.

In the event of such termination, all outstanding options will be exercisable in full during such period immediately prior to the occurrence of such termination as the Board of Directors in its discretion will determine.

                The Board of Directors may amend the 1992 Stock Option Plan with respect to shares of the Common Stock as to which options have not been granted. However, the Corporation's shareholders must approve any amendment to the 1992 Stock Option Plan that would

                (i) materially change the requirements as to eligibility to receive options;

                (ii) increase the maximum number of shares in the aggregate for which options may be granted (except for adjustments upon changes in capitalization);

                (iii)   provide for a repricing of options;

                (iv) increase the maximum period during which options may be exercised;

                (v)     extend the term of this Plan, or

                (vi) materially increase the benefits accruing to eligible individuals under this Plan.

                The Board of Directors at any time may terminate or suspend the 1992 Stock Option Plan. Unless previously terminated, this Plan will terminate automatically at the end of its term, February 23, 2008 (which would be extended to March 20, 2013 under the proposed amendment). No termination, suspension or amendment of this Plan may, without the consent of the optionee to whom an option has been granted, adversely affect the rights of the holder of the option.

PLAN BENEFITS

                As of March 4, 2003, options to purchase 3,122,011 shares of Common Stock (975,747 of which were incentive stock options and 2,146,264 of which were nonqualifying options) were outstanding under the 1992 Stock Option Plan. The option exercise price under the 1992 Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock).

FEDERAL INCOME TAX CONSEQUENCES OF THE 1992 STOCK OPTION PLAN

                The grant of an option is not a taxable event for the optionee or the Corporation. With respect to "incentive stock options," an optionee will not recognize taxable income upon grant or exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise (except that, if the optionee is subject to certain securities law restrictions, the determination of the amount included in alternative minimum taxable income may be delayed, unless the optionee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. This excess increases the optionee's basis in the shares for purposes of the alternative minimum tax but not for purposes of the regular income tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options (e.g., for a year in which the shares are sold at a gain). The Corporation and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

                For the exercise of an incentive option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Corporation or a subsidiary from the date the option is granted through a date within three months before the date of exercise. There is no difference in the treatment for one who terminates employment prior to or after attaining normal retirement age. In the case of an optionee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

                If all of the requirements for incentive option treatment are met except for the special holding period rules set forth above, the optionee will recognize ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option is exercised over the option exercise price. However, if the optionee is subject to certain restrictions under the securities laws at the time the option is exercised, the measurement date may be delayed, unless the optionee has made a special tax election within 30 days after the date of exercise to have taxable income determined without regard to such restrictions. The balance of the realized gain, if any, will be long or short term capital gain, depending upon whether or not the shares are sold more than one year after the option is exercised. If the optionee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option is exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the option exercise price. If the Corporation complies with applicable reporting requirements, it will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change in control.

                If an optionee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee acquired the shares being transferred pursuant to the exercise of an incentive option and has not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. These rules would not apply if the optionee used shares received pursuant to the exercise of an incentive option or another statutory option) as to which the optionee has not satisfied the applicable holding period requirement. In that case, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

                Upon exercising a non-qualifying option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the

Common Stock on the date of exercise (except that, if the optionee is subject to certain restrictions imposed by the securities laws, the measurement date may be delayed, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Corporation complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change in control. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualifying option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

                If the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive option) and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However, the fair market value of any shares received in excess of the number of shares surrendered (i.e., the difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income.

REQUIRED VOTE

                The approval by an affirmative vote of the holders of a majority of the shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the amendment to the 1992 Stock Option Plan.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1992 STOCK OPTION PLAN. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL.

                                 APPROVAL OF THE
                  QUALIFIED PERFORMANCE-BASED COMPENSATION PLAN
                                  (PROPOSAL 3)

                The Qualified Performance-Based Compensation Plan (the "Plan") was adopted effective January 1, 1998, and was approved by shareholders on April 23, 1998 for a five year term to expire at the Annual Meeting. The Board of Directors has approved the Plan for another five year term, subject to shareholder approval. The Plan is designed to further the growth and profitability of Webster by providing selected key employees with the opportunity to earn incentive compensation based on business, financial, and strategic results, thereby enabling Webster to motivate key employees to achieve high profitability and strategic objectives for the Corporation. The Plan is intended to satisfy the requirements of Section 162(m) of the Code with respect to the deduction of qualified performance-based compensation. No awards will be made under the Plan after the 2003 Annual Meeting unless, the Plan is re-approved by shareholders at the Annual Meeting by a majority of the votes cast in person, or by proxy, and entitled to vote on the issue at a duly held meeting of the shareholders.

                Under Section 162(m) of the Code and the regulations promulgated thereunder, a federal income tax business expense deduction is generally not allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its Chief Executive Officer and to the four other most highly compensated officers (the "covered employees"). Under those provisions, however, there is an exemption to permit the deduction of "qualified performance-based compensation." To qualify for such exemption, (i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goals under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as "outside directors" for purposes of the exemption; (iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved in a separate vote by shareholders of the corporation before payment is made; and (iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

                The Board of Directors believes that where Webster can seek to accomplish its compensation objectives in a manner that maximizes the deductibility of compensation for federal income tax purposes, the Corporation should seek to do so. Accordingly, the Board of Directors seeks shareholder re-approval of the material terms of the Plan so that future awards under the Plan will be deemed to be "qualified performance-based compensation" under
Section 162(m) of the Code and the regulations thereunder.

DESCRIPTION OF THE MATERIAL TERMS OF THE PLAN

                The following summary of the material terms of the Plan is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached to this Proxy Statement as Exhibit A. Undefined capitalized terms are defined in Exhibit A.

                The Plan is administered by the Compensation Committee which consists of not less than three directors appointed by the Board of Directors, each of whom is an "outside director" within the meaning of the regulations implementing Section 162(m) of the Code (the "Committee"). The Committee has full authority to make, interpret and approve all rules for the administration of the Plan. The performance goal under the Plan is the attainment of positive Income Before Taxes (defined as Webster's net income for a fiscal year or one or more fiscal quarters, before provision for taxes on income, merger and acquisition expenses and awards under the Plan, as determined by Webster's independent accountants). A participant's Performance Bonus under the Plan will be a specified percentage (not more than 2%) of Income Before Taxes, or a specified percentage of base salary (not more than 2% of Income Before Taxes). The Committee selects participants and establishes the specific Performance Bonus percentages. The Committee retains negative discretion to reduce the amount of any Performance Bonus payable under the Plan, including a reduction to zero. The reduction in the Performance Bonus payable to one participant will not have the effect of increasing the amount that is payable to any other participant. The Committee can condition the payment of a Performance Bonus under the Plan upon the satisfaction of such objective or subjective standards as the Committee shall determine to be appropriate in its sole discretion. Before any payment can be made under the Plan, the Committee must certify in writing that the performance goal of positive Income Before Taxes was in fact satisfied.

                The Chief Executive Officer of Webster is a participant in the Plan. During the first 90 days of each fiscal year, the Committee can select as participants any other individuals that the Committee determines, in its discretion, are or may be "covered employees" of Webster for purposes of the limitation on the deduction of compensation imposed under Section 162(m) of the Code. No other employees have participated in the Plan to date.

                The Committee establishes the performance goal for each participant within 90 days of the beginning of a fiscal year. However, if an individual becomes eligible to be a participant after the end of such 90-day period, the Committee may designate such individual as a participant and may award a Performance Bonus to such individual, provided that the performance goal in such case will be the attainment of positive Income Before Taxes for fiscal quarters after the quarter in which such individual became a Plan participant.

                Performance Bonuses are payable in cash or restricted stock at such times and on such terms as determined by the Committee in its sole discretion (or if no such determination is made, in a cash lump sum as soon as reasonably practicable after the end of the fiscal year).

                Webster has no obligation to reserve or otherwise fund in advance any amounts that are or may become payable under the Plan. The funds for payments under the Plan may be commingled with other funds of the Corporation and need not in any way be segregated from other assets or funds held by Webster. Moreover, the Board may at any time suspend, modify, or amend the Plan in whole or in part. However, no amendment to materially increase benefits, materially modify the requirements as to eligibility or to change the material terms of the performance goal under the Plan will be effective unless such change is disclosed to and approved by the shareholders of Webster. The Plan will terminate on the date of the first shareholders meeting of Webster that occurs in 2008, unless shareholders re-approve the Plan before that date.

REQUIRED VOTE

                The approval by an affirmative vote of the holders of a majority of the votes cast in person, or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the material terms of the Plan.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MATERIAL TERMS OF THE QUALIFIED PERFORMANCE-BASED COMPENSATION PLAN. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 4)

                The Board of Directors has appointed the firm of KPMG LLP to continue as independent auditors for Webster for the year ending December 31, 2003, subject to ratification of the appointment by Webster's shareholders. KPMG LLP was appointed as the independent auditors of Webster Bank in 1985, has performed audits for Webster Bank for the years ended December 31, 1983 through 2002, and has similarly performed audits for Webster for the years ended December 31, 1986 through 2002. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG LLP, independent certified public accountants, to audit the books and accounts of Webster for the year ending December 31, 2003. No determination has been made as to what action the Board of Directors would take if Webster's shareholders do not ratify the appointment.

                Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of KPMG LLP as Webster's independent auditors for the year ending December 31, 2003.

                Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS WEBSTER'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2003.



AUDITOR FEE INFORMATION

                        AGGREGATE FEES BILLED BY KPMG LLP
                            FOR THE 2002 FISCAL YEAR

                                    FINANCIAL INFORMATION
                                     SYSTEMS DESIGN AND
    AUDIT FEES (1)                 IMPLEMENTATION FEES (2)            ALL OTHER FEES (3)
    ----------                     -------------------                --------------
       $512,500                             None                           $322,778

(1) The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for that fiscal year.
(2) KPMG LLP did not render any professional services related to financial information systems design and implementation to the Corporation for the fiscal year ended December 31, 2002.
(3) The aggregate fees billed by KPMG LLP for services rendered other than the services described under "Audit Fees" for the fiscal year ended December 31, 2002. All other fees include $79,000 of audit related services comprised of consultation on accounting issues, review of SEC registration statements and due diligence/acquisition audit assistance; $52,137 of tax related services and $191,641 of advisory services which represents the cost of loaned KPMG LLP staff provided to Webster to assist in a conversion to a new item processing technology and system during the year.


                The Audit Committee of the Board of Directors has considered and determined that the provision of the services covered by "All Other Fees" is compatible with maintaining the independence of KPMG LLP.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                        FOR INCLUSION IN PROXY STATEMENT

                Any proposal which a Webster shareholder wishes to have included in Webster's proxy statement and form of proxy relating to Webster's 2004 annual meeting of shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by Webster's Secretary at Webster Plaza, Waterbury, Connecticut 06702 by November 21, 2003. Nothing in this paragraph shall be deemed to require Webster to include in its proxy statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at Webster's 2004 annual meeting of shareholders must be delivered to, or mailed to and received by, the Secretary of Webster not less that 30 days nor more than 90 days prior to the date of the meeting if Webster gives at least 45 days' notice or prior public disclosure of the meeting date to shareholders.



                                  OTHER MATTERS

                As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

                                            By order of the Board of Directors



                                            /s/ JAMES C. SMITH
                                            James C. Smith
                                            Chairman and Chief Executive Officer

Waterbury, Connecticut
March 21, 2003

                                                                      APPENDIX A

                             AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY

The Audit Committee for Webster Financial Corporation (the "Corporation"), which is composed solely of directors who are independent of management and free from any relationship that would interfere with the exercise of independent judgment, serves as the Audit Committee of the Corporation, and its subsidiaries, including Webster Bank (the "Bank"), and its subsidiaries, including Webster Trust Company, N. A. (the "Trust Company"), and Webster Investment Services, Inc. (the "Broker/Dealer").

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders, and investment community by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; compliance by the Corporation with legal and regulatory requirements and the Corporation's auditing, accounting and financial reporting processes generally, and the independent accountant's qualifications and independence. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

        - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

        - Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

        - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement. The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

COMPOSITION

The Audit Committee shall comprise no fewer than three directors as determined by the Board of Directors of the Corporation, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. The members of the Audit Committee shall meet the independence, experience and expertise requirements of the New York Stock Exchange, Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In addition, the Corporation, its Board of Directors, and the Audit Committee shall comply with all applicable laws, rules, regulations and guidelines, including, without limitation, those contained in 12 USC Sec. 1831m, Part 363 of the rules and regulations of the Federal Deposit Insurance Corporation, which establish criteria for an independent audit committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least two members of the Audit Committee shall have accounting or related financial management and banking expertise. Committee members may enhance their familiarity with finance, accounting and risk management by participating in educational programs conducted by the Corporation's General Auditor, members of management, or an outside consultant.

The members of the Audit Committee, and its Chair, shall be elected by the Board of Directors of the Corporation at its annual organizational meeting, may be removed and replaced by the Board of Directors, and shall serve until their successors are duly elected and qualified.

MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. In order to foster open communication, the Audit Committee should meet at its discretion with the Corporation's General Auditor and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

PRACTICES

In carrying out its responsibilities, the Audit Committee will adopt practices which will enable the Committee to best react to changing conditions and to ensure that the corporate accounting and reporting practices, the system of internal controls, and the fiduciary activities conducted are in accordance with all requirements and are of the highest quality.

In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

        - One or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

        - Counsel, independent auditors or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

        - Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

The Audit Committee shall:

        AUDIT ADMINISTRATION

        1. Hold regular meetings as may be necessary, and special meetings as may be called by the Chair of the Audit Committee or at the request of the independent accountants or the Corporation's General Auditor.

        2. Consult with management for input regarding the Audit Committee's responsibilities, but may not delegate these responsibilities.

        3.      Form and delegate authority to subcommittees when appropriate.

        4. On an annual basis, receive from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard 1, discuss with the independent accountants the independent accountants' independence, actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact objectivity and independence of the independent accountants, and take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent accountants.

        5. Review the experience and qualifications of the senior members of the independent accountant's team.

        6. Obtain and review a report from the independent accountants, at least annually, describing (a) the independent accountant's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the independent accountant, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the independent accountant, and any steps taken to deal with any such issues, and (c) to assess the independent accountant's independence, all relationships between the independent accountant and the Corporation.

        7. On an annual basis, review the Audit Committee's Independent Accountants Retention Guidelines.

        8. Review and approve all audit engagement fees and terms and any non-audit engagements (to the extent permitted under applicable law) with the independent accountants.

        9. Review the qualifications and the quality control procedures of the independent accountants. Evaluate the performance of the independent accountants and make recommendations to the Board of Directors regarding the selection, appointment, replacement or termination of the independent accountants. The independent accountants shall be ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders.

        10. Confer with the independent accountants and the internal auditors concerning the scope of their audits of the Corporation, the Bank and its subsidiaries, and review and approve the independent accountants' annual engagement letter.

        11. Review activities, organizational structure, and qualifications of the internal audit department and the appointment and replacement of the Corporation's General Auditor.

        12. Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

        13. Obtain from the independent accountants assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

        14. Retain independent counsel, independent accountants, or others where appropriate, without seeking Board approval, for any matters related to the discharge of the duties and responsibilities assigned to the Audit Committee. As determined by the Audit Committee, the Corporation shall provide appropriate funding for payment of compensation to any such advisors.

        15. Review and reassess the adequacy of the Audit Committee Charter and the Audit Committee's own performance annually, and recommend any proposed changes to the Board of Directors for approval.

        16. Report through its Chair to the Board of Directors at the Board's next regularly scheduled meeting following the meeting of the Audit Committee matters reviewed by the Audit Committee.

        17. Discuss with the independent accountants, Statement on Auditing Standards No. 61 matters. In particular:

                (a) The adoption of, or changes to, the Corporation's significant auditing and accounting principles and practices as suggested by the independent accountant, internal auditors, or management.

                (b) Any "management" or "internal control" letter issued, or proposed to be issued, by the independent accountant and the Corporation's response thereto.

                (c) Any difficulties encountered in the course of the audit work, including any restrictions on the independent accountant's scope of activities or access to requested information, and any significant disagreements with management.

        18. Make a recommendation to the Board of Directors as to whether the financial statements should be included in the Corporation's Annual Report on Form 10-K.

        19. Approve the report of Audit Committee to be included in the Corporation's Proxy Statement for its Annual Meeting of Shareholders.

        20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

        21. Review with the full Board any issues that arise with respect to the quality and integrity of the Corporation's financial statements.

        SYSTEM OF INTERNAL CONTROL

        1. Review and approve annual audit plans; direct the internal auditors or the independent accountants to specific matters or areas deemed by the Audit Committee to be of special significance; and authorize the performance of supplemental reviews or audits, as the Audit Committee may deem desirable.

        2. Review and discuss with management and the independent accountants the Corporation's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements. This review shall include the nature and extent of any significant changes in accounting principles or initiatives, off-balance sheet structures (if any), management's discussion and analysis and accounting estimates, and disagreements with management.

        3. Review with financial management and the independent accountants the Corporation's annual audited and quarterly financial statements, including the Corporation's disclosures made under "Management's Discussion and Analysis of

                Financial Condition and Results of Operations", and in the case of quarterly financial statements, the results of the independent accountant's reviews of the quarterly financial statements.

        4. Review with management and the independent accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures of the Corporation's financial statements.

        5. Review with management the Corporation's earnings press releases, including the use of "pro forma" or non-GAAP financial measures, as well as financial information and earnings guidance provided to analysts and rating agencies.

        6. Review with the Chief Risk Officer, the General Auditor, and the independent accountants the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposure. The Audit Committee shall meet at least annually with the Chief Risk Officer to review the Corporation's Enterprise Risk Management process.

        7. Review the adequacy of the Bank, the Trust Company, and the Broker/Dealer systems of internal controls by obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures of the Corporation and the Bank and its subsidiaries and reviewing the correction of controls deemed to be deficient.

        8. Meet at least quarterly with the chief financial officer, the Corporation's General Auditor and the independent accountants in separate executive sessions, in order to ensure that independent, direct communication between the Boards of Directors, chief financial officer, the Corporation's General Auditor and independent accountants is provided.

        9.      Review the appointment and replacement of the General Auditor.

        10. Review the significant reports to management prepared by the internal auditing function and management's responses thereto.

        11. Discuss with the independent accountants the Corporation's internal audit function and any recommended changes in the planned scope of the internal audit.

        12. Review with the full Board any issues that arise with respect to the performance of the internal audit function.

        COMPLIANCE OVERSIGHT RESPONSIBILITIES

        1. Oversee the Corporation's policies on business ethics and conduct.

        2. Obtain reports from management, the General Auditor responsible for the internal audit function and the independent accountant, that address conformity with applicable legal and regulatory requirements and the Corporation's Code of Business Conduct and Ethics by the Corporation and its subsidiaries. Review reports and disclosures of insider and affiliated party transactions. Review with the full Board any issues that arise with respect to the Corporation's compliance with legal and regulatory requirements and with the Corporation's Code of Business Conduct and Ethics.

        3. Review regulatory examination findings. Discuss with management, the General Auditor, and the independent accountants, any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Corporation's financial statements or accounting policies.

        4. Discuss with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, and with the Corporation's Senior Compliance Officer legal matters that may have an impact on the Corporation's compliance policies.

        5. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters.

        6. Establish procedures for the confidential, anonymous submission by employees of the Corporation or any subsidiary of concerns regarding questionable accounting or auditing matters.

        LOAN REVIEW ACTIVITIES

        1. On an annual basis, review and approve the Loan Review Policy and Procedures.

        2. Review activities, organizational structure, and qualifications of the Independent Loan Review Department.

        3. Receive written reports from the Loan Review Manager on control deficiencies and the correction of same.

        4. On an annual basis, review management's methodology and conclusions regarding the adequacy of the allowance for loan losses.

        FIDUCIARY ACTIVITIES - WEBSTER TRUST COMPANY, N. A.

        1. Ensure that, at least once during each calendar year, suitable audits of the Trust Company's affairs and fiduciary activities are performed. Such audits may be performed by the internal auditors, or by independent auditors retained for such purpose. Written audit reports shall be presented to the Audit Committee and the Board of Directors of the Trust Company at their next regularly scheduled meetings.

        2. Discuss with the internal or independent accountants whether the Trust Company is operating in a sound condition, and whether adequate internal controls and procedures are being maintained, whether fiduciary powers have been administered according to law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles.

        3. Recommend to the Board of Directors of the Trust Company such changes in the manner of conducting the affairs and fiduciary activities of the Trust Company as shall be deemed advisable.

        4. The Audit Committee may designate the Corporation's General Auditor to represent it at meetings of the Board of Directors of the Trust Company.

        BROKER/DEALER ACTIVITIES - WEBSTER INVESTMENT SERVICES, INC.

        1. Ensure that, at least once during each calendar year, suitable audits of the Broker/Dealer are performed. Such audits may be performed by the internal auditors, or by independent auditors retained for such purpose. Written audit reports shall be presented to the Audit Committee and the Board of Directors of the Broker/Dealer at their next regularly scheduled meetings.

        2. Discuss with the internal or independent auditors whether the Broker/Dealer is operating in a sound condition, whether adequate internal controls and procedures are being maintained, and whether the Broker/Dealer is in compliance with SEC guidelines, NASD rules and applicable securities laws and regulations.

        3. Recommend to the Board of Directors of the Broker/Dealer such changes in the manner of conducting the affairs and activities of the Broker/Dealer as shall be deemed advisable.

        4. The Audit Committee may designate the Corporation's General Auditor to represent it at meetings of the Board of Directors of the Broker/Dealer.

        LIMITATION OF AUDIT COMMITTEE'S ROLE

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountant.

        Adopted by the Board of Directors as of January 27, 2003.

                                                                       EXHIBIT A

                          WEBSTER FINANCIAL CORPORATION
                  QUALIFIED PERFORMANCE-BASED COMPENSATION PLAN


        1.      ADOPTION AND PURPOSE.

                1.1 Webster Financial Corporation ("Webster") hereby adopts this Qualified Performance-Based Compensation Plan (the "Plan"), effective as of January 1, 2003.

                1.2 The purposes of the Plan are to enhance Webster's ability to attract and retain highly qualified executives and to provide additional financial incentives to such executives to promote the success of Webster and its subsidiaries.

                1.3 Remuneration payable under the Plan is intended to constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and Section 1.162-27 of the Treasury Regulations thereunder (the "Regulations") and the Plan shall be construed consistently with such purpose. The performance goal under which compensation will be paid under the Plan shall be based on the attainment of positive Income Before Taxes, as defined below.

        2.      DEFINITIONS.

        For purposes of interpreting the Plan and related documents, the following definitions shall apply:

                2.1     "Board" means the Board of Directors of Webster.

                2.2 "Code" means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent internal revenue law.

                2.3 "Committee" means a committee appointed by the Board to administer the Plan and comprised of not less than three directors of Webster, each of whom shall qualify in all respects as an "outside director" for purposes of Code Section 162(m) and Section 1.162-27(e)(3) of the Regulations.

                2.4     "Effective Date" means January 1, 2003.

                2.5 "Eligible Executive" means the chief executive officer of Webster and each other individual that the Committee determines, in its discretion, is or may be a "covered employee" of Webster within the meaning of Code Section 162(m) and Section 1.162-27(c)(2) of the Regulations.

                2.6 "Expiration Date" means the date of the first shareholders meeting of Webster that occurs in the fifth calendar year following the calendar year in which the shareholders of Webster approved the Plan (or, in the event shareholders shall have approved the Plan on more than one occasion, the year in which the most recent such shareholder approval occurred).

                2.7 "Fiscal Year" means each fiscal year of Webster commencing on or after the Effective Date and before the Expiration Date.

                2.8 "Income Before Taxes" means Webster's net income for a Fiscal Year or one or more fiscal quarters, before (i) provision for taxes on income, (ii) merger and acquisition expenses and (iii) awards under the Plan, as determined and reported to the Committee by Webster's independent accountants.

                2.9 "Performance Bonus" means an annual bonus opportunity amount determined by the Committee and stated as a specified percentage (not more than 2%) of Income Before Taxes or as a specified percentage of base salary (not more than 2% of Income Before Taxes).

                2.10 "Regulations" means the Treasury Regulations promulgated under the Code, as amended from time to time.

                2.11 "Webster" means Webster Financial Corporation, a Delaware corporation.

        3.      ADMINISTRATION OF THE PLAN.

        The Plan shall be administered by the Committee. The Committee shall have the authority to establish and administer the performance goal and to certify the attainment of the performance goal as described in Section 6 below. The Committee shall have the full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to make awards under the Plan and to exercise negative discretion pursuant to Section 5 below. The Committee may take action at a meeting or by written consent in accordance with the Bylaws of Webster. The performance goal may be ratified by the Board.

        4.      ELIGIBILITY.

        Eligibility under this Plan is limited to Eligible Executives designated by the Committee, in its discretion.

        5.      AWARDS.

        Not later than the 90th day of each Fiscal Year, the Committee, in its sole discretion, shall designate one or more Eligible Executives to be participants in the Plan and shall specify the performance goal, which shall be based on the attainment of positive Income Before Taxes, and the other terms and conditions for the determination and payment of a Performance Bonus to each such Eligible Executive for such Fiscal Year. The Performance Bonus payable to an Eligible Executive with respect to any Fiscal Year shall not exceed 2% of Income Before Taxes for such year. The Committee may condition the payment of a Performance Bonus upon the satisfaction of such objective or subjective standards as the Committee shall determine to be appropriate, in its sole discretion, including, without limitation, achieving a Board approved corporate financial plan and/or achieving certain targeted returns. The Committee shall retain the discretion to reduce the amount of any Performance Bonus that would otherwise be payable to an Eligible Executive (including, without limitation, a reduction in such amount to zero). The Committee's exercise of such discretion with respect to an Eligible Executive shall not have the effect of increasing the Performance Bonus that is payable to any other Eligible Executive. If an individual becomes an Eligible Executive after the end of such 90-day period, the Committee may award a Performance Bonus to such Eligible Executive for the Fiscal Year on such terms and conditions as the Committee shall determine, provided that the performance goal with respect to such Performance Bonus shall be based on attainment of positive Income Before Taxes for fiscal quarters after the quarter in which such individual became an Eligible Executive.

        6.      COMMITTEE CERTIFICATION.

        As soon as reasonably practicable after the end of each Fiscal Year, Webster's independent accountants shall determine and report to the Committee the amount of the Income Before Taxes for such Fiscal Year and the Committee shall determine the extent to which the performance goal has been attained with respect to each Performance Bonus for such Fiscal Year. The Committee shall certify in writing the attainment of the performance goal and the amount of each Performance Bonus for such Fiscal Year.

        7.      PAYMENT OF PERFORMANCE BONUSES.

        Performance Bonuses shall be paid in cash or restricted stock at such times and on such terms as determined by the Committee in its sole discretion (or if no such determination is made, in a single sum as soon as reasonably practicable after the end of the Fiscal Year).

        8.      CONTINUATION OF SERVICE.

        Nothing in the Plan shall confer upon any person any right to continue to serve as an officer or employee of Webster or of any subsidiary or affiliate of Webster.

        9.      WITHHOLDING.

        Webster shall have the right to withhold, or require an Eligible Executive to remit to Webster, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Performance Bonus.

        10.     NONTRANSFERABILITY; UNFUNDED PLAN.

        The rights and benefits under this Plan are personal to an Eligible Executive and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, or other disposition. In the event of an Eligible Executive's death, any payment to which the Eligible Executive may be entitled under the Plan shall be made to his or her beneficiary last designated in a written notice delivered to the Committee or in the absence of such designation, to the Eligible Executive's estate. Webster shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under this Plan. Any funds that Webster, acting in its sole discretion, determines to reserve for future payments under this Plan may be commingled with other funds of Webster and need not in any way be segregated from other assets or funds held by Webster. An Eligible Executive's rights to payment under the Plan shall be limited to those of a general creditor of Webster.

        11.     ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION
                OF THE PLAN.

                11.1 The Plan shall be effective as of the date of adoption by the Board, subject to approval of the Plan within one year thereafter by a majority of the votes cast at a duly held meeting of the shareholders of the company, provided, however, that upon approval of the Plan by the shareholders of Webster, all Performance Bonuses awarded under the Plan on or after the Effective Date shall be fully effective as if the shareholders had approved the Plan on the Effective Date.

                11.2 Subject to the limitations of this Section 11.2, the Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, the Board shall not amend the Plan in the following respects without the approval of shareholders then sufficient to approve the Plan in the first instance:

                        (a) To materially increase the benefits accruing to any Eligible Executive under the Plan (for example, to increase the maximum percentage of Income Before Taxes that may be paid to an Eligible Executive pursuant to a Performance Bonus awarded under the Plan).

                        (b) To materially modify the requirements as to eligibility for participation in the Plan.

                        (c) To change the material terms of the performance goal under the Plan.

                11.3 No Performance Bonus may be awarded during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, alter or impair any rights or obligations under any Performance Bonus previously awarded under the Plan. This Plan shall terminate upon the payment or cancellation of all of the Performance Bonuses awarded hereunder before the Expiration Date, unless previously terminated by the Board pursuant to this
Section 11.

        12.     GOVERNING LAW.

        The validity, interpretation and effect of this Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Delaware, other than the choice of law rules thereof.

                                    * * * * *

        This Plan was duly approved by the Board at a meeting held on the _____ day of February, 2003 and by the shareholders of Webster at a meeting held on the _____ day of _________________, 2003.




                                        -------------------------------
                                        Secretary

                          WEBSTER FINANCIAL CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder of Webster Financial Corporation ("Webster" or the "Corporation") hereby appoints Joel S. Becker, John J. Crawford, and C. Michael Jacobi, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders (the "Annual Meeting") to be held at 4:00 p.m., local time, on Thursday, April 24, 2003, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut, and at any adjournments of the meeting, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

      This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1; FOR THE AMENDMENTS TO THE 1992 STOCK OPTION PLAN (PROPOSAL 2); FOR THE APPROVAL OF THE QUALIFIED PERFORMANCE-BASED COMPENSATION PLAN (PROPOSAL 3); AND FOR THE RATIFICATION OF WEBSTER'S APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 4); AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Senior Vice President, Investor Relations of the Corporation, by re-voting by telephone or on the Internet, or by attending the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

      IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

          (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                          WEBSTER FINANCIAL CORPORATION

                                 APRIL 24, 2003

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible, or

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call, or

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

COMPANY NUMBER       ______________

ACCOUNT NUMBER       ______________

CONTROL NUMBER IS    ______________


      DO NOT RETURN YOUR PROXY CARD IF YOU VOTE BY TELEPHONE OR INTERNET



               PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

|X| Please mark your votes as in this example.

      1.    To elect three directors to serve for three-year terms (Proposal 1).

           FOR                 WITHHOLD AUTHORITY      NOMINEES:  ROBERT A. FINKENZELLER
    all nominees listed         to vote for all                   ROGER A. GELFENBIEN
                            nominees listed at right              MICHAEL G. MORRIS
          [  ]                      [  ]

            WITHHOLD AUTHORITY to vote for the following nominees only:
            (write the name of the  nominee(s) in the space below).

            --------------------------------------------------------------------

      2. To amend Webster's 1992 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder and to extend the term of the Plan (Proposal 2).

                  FOR            AGAINST        ABSTAIN

                  [  ]            [  ]            [  ]

      3. To approve the Qualified Performance-Based Compensation Plan for an additional five year term (Proposal 3).

                  FOR            AGAINST        ABSTAIN

                  [  ]            [  ]            [  ]

      4. To ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of Webster for the fiscal year ending December 31, 2003 (Proposal 4).

                  FOR            AGAINST        ABSTAIN

                  [  ]            [  ]            [  ]

      5. The Proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of Webster's Board of Directors.



            To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered names(s) on the account
            may not be submitted via this method.                          [   ]

                                                      Date:              , 2003
------------------------------------------------            -------------

SIGNATURE(S) OF SHAREHOLDER(S) OR AUTHORIZED REPRESENTATIVE(S)

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.